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                                                                   Exhibit 11.2

                          COMPUTATION OF EARNINGS PER COMMON SHARE

                          (in thousands, except per share amounts)
                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                 1996                      1995
                                                                ------                    ------
Primary earnings
    Net Income                                                  $7,552                    $5,273
                                                                ======                    ======

Shares
    Weighted average number of common
        shares outstanding                                       4,847                     4,734
    Assuming conversion of options issued
        and outstanding                                            201                        93
                                                                ------                    ------
    Weighted average number of common
        shares outstanding as adjusted                           5,048                     4,827
                                                                ======                    ======

Primary earnings per common share                                $1.50                     $1.09
                                                                ======                    ======

Fully diluted earnings<F*>
    Net Income                                                  $7,552                    $5,273
                                                                ======                    ======

Shares
    Weighted average number of common
        shares outstanding                                       4,847                     4,734
    Assuming conversion of options issued
        and outstanding                                            221                       119
                                                                ------                    ------
    Weighted average number of common
        shares outstanding as adjusted                           5,068                     4,853
                                                                ======                    ======

Fully diluted earnings per common share                          $1.49                     $1.09
                                                                ======                    ======

<F*>This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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